Exhibit 3(d)

RESTATED BY -LAWS of
HOVNANIAN ENTERPRISES, INC.

As of
December 21, 2007

ARTICLE I

MEETING OF STOCKHOLDERS

Section 1.   Place of Meeting and Notice. Meetings of the stockholders of the Corporation shall be held at such place either within or without the State of DELAWARE as the Board of Directors may determine.

Section 2.   Annual and Special Meetings. Annual meetings of stockholders shall be held, at a date, time and place fixed by the Board of Directors and stated in the notice of meeting, to elect a Board of Directors and to transact such other business as may properly come before the meeting. Special meetings of the stockholders may be called by the Chairman of the Board or Chief Executive Officer for any purpose and shall be called by the President or Secretary if directed by the Board of Directors or requested in writing by the holders of shares representing not less than 25% of the votes of the Corporation’s issued and outstanding capital stock. Each such stockholder request shall state the purpose of the proposed meeting.

Section 3.   Notice. Except as otherwise provided by law, at least 10 and not more than 60 days before each meeting of stockholders, written notice of the time, date and place of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder.

Section 4.   Quorum. At any meeting of stockholders, the holders of record, present in person or by proxy, of a majority of the votes of the Corporation’s issued and outstanding capital stock shall constitute a quorum for the transaction of business, except as otherwise provided by law. In the absence of a quorum, any officer entitled to preside at or to act as secretary of the meeting shall have power to adjourn the meeting from time to time until a quorum is present.

Section 5.   Voting. Except as otherwise specifically provided in the Certificate of Incorporation or as otherwise required by law, with respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of Class A Common Stock and the holders of the outstanding shares of Class B Common Stock shall vote together without regard to Class and all such matters shall be decided by a majority of votes of the holders voting or consenting with respect to such matters.

ARTICLE II

DIRECTORS

Section 1.   Number. Term of Office and Removal. The Directors of the Corporation shall be up to eleven in number. Directors need not be stockholders. The Directors shall be elected at the annual meeting of the stockholders of the Corporation and each Director shall be elected to serve until the next annual meeting of stockholders, or until his successor shall have been elected and qualified. Any Director may be removed, either with or without cause, and his successor elected, at any time by a vote of the stockholders at a special meeting called for such purpose. Any other vacancy occurring in the Board of Directors may be filled for the unexpired term by vote of the remaining Directors although less than a quorum.

Section 2.   Meetings. Regular meetings of the Board of Directors shall be held at such times and places as may from time to time be fixed by the Board of Directors or as may be specified in a notice of meeting. Special meetings of the Board of Directors may be held at any time upon the call of the President and shall be called by the President or Secretary if directed by the Board of Directors. Telegraphic or written-notice of each special meeting of the Board of Directors shall be sent to each Director not less than two days before such meeting. A meeting of the Board of Directors may be held without notice immediately after the annual meeting of the stockholders. Notice need not be given of regular meetings of the Board of Directors.

Section 3.   Quorum. One-third of the total number of Directors shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board of Directors, the Directors present may adjourn the Meeting from time to time, without notice other than announcement at the meeting, until such a quorum is present. Except as otherwise provided by law, the Certificate of Incorporation of the Corporation, these By-Laws or any contract or agreement to which the Corporation is a party, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

Section 4.   Committee of Directors. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees, to have and exercise such power and authority as the Board of Directors shall specify. In the absence of disqualification of a member of a committee, the member or members there of  present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another Director to act at the meeting in place of any such absent or disqualified member.

ARTICLE III

OFFICERS

     The officers of the Corporation shall consist of a President, a Secretary, a Treasurer and such other additional officers with such titles as the Board of Directors shall determine, all of whom shall be chosen by and shall serve at the pleasure of the Board of Directors. Such officers shall have the usual powers and shall perform all the usual duties incident to their respective offices. All officers shall be subject to the supervision and direction of the Board of Directors. The authority, duties or responsibilities of any officer of the Corporation may be suspended by the President with or without cause. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause.

ARTICLE IV

INDEMNIFICATION

To the fullest extent permitted by the laws of the State of DELAWARE:

(a) The Corporation shall indemnify any current or former Director or officer of the Corporation and his heirs, executors and administrators, and may, at the discretion of the Board of Directors, indemnify any current or former employee or agent of the Corporation and his heirs, executors and administers, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonable incurred by him or by his heirs, executors and administrators in connection with any threatened, pending or completed action, suit or proceeding (brought by or in tire right of the Corporation or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, to which he was or is a party or is threatened to be made a party by reason of his current or former position with the Corporation or by reason of the fact that he is or was serving, at the request of the Corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(b) The Corporation may pay expenses incurred in defending any action, suit or proceeding described in subsection (a) of this Article in advance of the final disposition of such action, suit or proceeding, including appeals.

(c) By action of its Board of Directors, notwithstanding any interest of the directors in the action, the Corporation may purchase and maintain insurance on behalf of any person described in subsection (a) of this Article, in such amounts as the Board of Directors deems appropriate, against any liability asserted against him, whether or not the Corporation would have the power to indemnify him against such Liability under the provisions of this Article or otherwise.

(d) The Provisions of this Article shall be applicable to all actions, claims, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after its adoption. The provisions of this Article shall be deemed to be a contract between the Corporation and each director, officer, employee or agent who serves in such capacity at any time while this Article and the relevant provisions of the laws of the State of DELAWARE and other applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts or any action, suit -or proceeding then or theretofore existing, or any action, suit or proceeding thereafter brought or threatened based in whole or in part on any such state of facts. If any provision of this Article shall be found to be invalid or limited in application by reason of any law or regulation, it shall not affect any other application of such provision or the validity of the remaining provisions hereof. The rights of indemnification and advancement of expenses provided in this Article shall neither be exclusive of, nor be deemed in limitation of, any rights to which any such officer, director, employee or agent may otherwise be entitled or permitted by contract, the Certificate of Incorporation, vote of stockholders or directors or otherwise, or as a matter of law, both as to actions in his official capacity and actions in any other capacity while holding such office, it being the policy of the Corporation that indemnification of the specified individuals shall be made to the fullest extent permitted by law.

(e) For purposes of this Article, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves service by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries.

ARTICLE V

STOCK CERTIFICATES

The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.  Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board of Directors or the President or a vice president, and by the Treasurer or an assistant treasurer, or the Secretary or an assistant secretary, of the Corporation certifying the number of shares owned by such holder in the Corporation.  Any of or all the signatures on the certificate may be facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

ARTICLE VI

GENERAL PROVISIONS

Section 1. Notices.   Whenever any statute, the Certificate of Incorporation or these By-Laws require notice to be given to any Director of stockholder, such notice may be given in writing by mail, addressed to such Director of stockholder at his address as it appears on the records of the Corporation, with postage thereon prepaid. Such notice shall be deemed to have been given when it is deposited in the United States mail. Notice to Directors may also be given by telegram or fax.

Section 2. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors.